Exhibit 99.1

August 28, 2017

BlackRock Capital Investment Corporation Commences Tender Offer for Any and All of its Outstanding 5.50% Convertible Senior Notes due 2018

NEW YORK, August 28, 2017 — BlackRock Capital Investment Corporation (NASDAQ: BKCC) (the “Company”) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase any and all of its outstanding 5.50% Convertible Senior Notes due 2018 (CUSIP No. 092533AB4) (the “Notes”). As of August 28, 2017, there were $115.0 million aggregate principal amount of Notes outstanding.

Upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated August 28, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal, the Company is offering to pay, for cash, an amount equal to $1,015.00 per $1,000 principal amount of Notes purchased (the “Purchase Price”). The Tender Offer will expire at 12:00 midnight, New York City time, on September 26, 2017 (one minute after 11:59 p.m., New York City time, on September 25, 2017), or any other date and time to which the Company extends such Tender Offer (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated.

The Tender Offer is subject to the satisfaction or waiver, in the Company’s sole discretion, of certain conditions, as described in the Offer to Purchase, including, but not limited to, the availability of funds under the Company’s existing revolving credit facility, together with cash on hand, being sufficient to finance the payment of the Purchase Price for all Notes validly tendered in the Tender Offer and accepted for purchase by the Company. The Tender Offer is not conditioned upon a minimum amount of Notes being tendered. Subject to applicable law, the Company may extend or terminate the Tender Offer in its sole discretion.

Tendered Notes may be validly withdrawn from the Tender Offer at or prior to the Expiration Date.

For Notes that have been validly tendered at or prior to the Expiration Date and that are accepted for purchase pursuant to the Tender Offer, settlement will occur within three business days following the Expiration Date, assuming the conditions to the Tender Offer have been either satisfied or waived by the Company at or prior to the Expiration Date as further described in the Offer to Purchase. Accrued and unpaid interest on the Notes, if any, from August 15, 2017, up to, but not including, the settlement date, will also be paid in cash on all Notes purchased in the Tender Offer.

This announcement does not contain the full terms and conditions of the Tender Offer. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and related Letter of Transmittal that are being sent to holders of the Notes. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Tender Offer, Global Bondholder Services Corporation, at (212) 430-3774 (US toll-free) or (866) 470-4200 (collect).

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any of the Company’s outstanding 5.50% Convertible Senior Notes due 2018. The Tender Offer will be made solely pursuant to the Offer to Purchase, the Letter of Transmittal and related materials, as they may be amended or supplemented. Holders should read the Company’s commencement Tender Offer statement on Schedule TO filed with the SEC in connection with the Tender Offer, which will include as exhibits the Offer to Purchase, the Letter of Transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. Each of these documents will be filed with the SEC, and, when available, holders may obtain them for free from the SEC at its website (www.sec.gov) or from the Company’s information agent in connection with the Tender Offer.

Forward-Looking Statements

This press release, and other statements that BlackRock Capital Investment Corporation may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Capital Investment Corporation’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock Capital Investment Corporation cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and BlackRock Capital Investment Corporation assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Capital Investment Corporation’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment advisor to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment advisor or its affiliates; (13) the ability of our investment advisor to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

BlackRock Capital Investment Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC identifies additional factors that can affect forward-looking statements.

Available Information

BlackRock Capital Investment Corporation’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.blackrockbkcc.com. The information contained on the Company’s website is not a part of this press release.

About BlackRock Capital Investment Corporation

Formed in 2005, BlackRock Capital Investment Corporation is a business development company that provides debt and equity capital to middle-market companies.

BlackRock Capital Investment Corporation

Investors:

Nik Singhal, 212-810-5427

or

Press:

Brian Beades, 212-810-5596

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